As filed with the Securities and Exchange Commission on February 1, 2023

Registration No. 333-98411
Registration No. 333-126822
Registration No. 333-62019
Registration No. 333-24065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-98411
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-126822
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-62019
POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-3 REGISTRATION STATEMENT NO. 333-24065
UNDER
THE SECURITIES ACT OF 1933

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in its Charter)

New Jersey	21-0398330
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brent Schomber
South Jersey Gas Company
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Stein, Esq.
Senior Vice President and General Counsel
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and together, the “Registration Statements”) filed by South Jersey Gas Company (the “Registrant”), a New Jersey corporation and an indirect, wholly owned subsidiary of South Jersey Industries, Inc., a New Jersey corporation (the “Company”):

•
Registration Statement on Form S-3 (Registration No. 333-98411), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on August 20, 2002, pertaining to the registration of the securities described in the Registration Statement;

•
Registration Statement on Form S-3 (Registration No. 333-126822), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on July 22, 2005, pertaining to the registration of the securities described in the Registration Statement;

•
Registration Statement on Form S-3 (Registration No. 333-62019), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on August 21, 1998, pertaining to the registration of the securities described in the Registration Statement; and

•
Registration Statement on Form S-3 (Registration No. 333-24065), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on March 27, 1997, pertaining to the registration of the securities described in the Registration Statement.

As previously publicly announced by the Company, on February 1, 2023, pursuant to the Agreement and Plan of Merger, dated February 23, 2022 (the “Merger Agreement”), by and among the Company, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger. Following the consummation of the Merger, the Company is now a wholly owned subsidiary of Parent and the Registrant is now an indirect, wholly owned subsidiary of Parent.

In connection with the completion of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes and withdraws from registration all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on February 1, 2023.

SOUTH JERSEY GAS COMPANY

By:	/s/ Steven R. Cocchi

Name:	Steven R. Cocchi
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended.